BlackRock Funds:
Municipal Money Market
Portfolio

File Number:

CIK Number:

For the Period
Ended:
09/30/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.

                         PURCHASES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

01/11/08      $5,000     NUECES RIV       3.15     01/28/08
                         TEX IDA PCR -
                         SAN MIGUE

01/28/08      $5,000     NUECES RIV TEX   2.55     02/22/08
                         IDA PCR -
                         SAN MIGUE

02/22/08      $5,000     NUECES RIV TEX   2.75     04/09/08
                         IDA PCR -
                         SAN MIGUE

                         SALES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

11/01/07      $1,330     GOLDEN ST        3.35     08/10/11
                         TOB
                         SECURITIZATION C

01/31/08      $975       MUNI SECS POOL  4.13     01/01/35
                         SG PG-18